Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	BAYTEX ENERGY CORP.
Reporting Year	From	2024-01-01	To:	2024-12-31	Date submitted	2025-05-26
Reporting Entity ESTMA Identification Number	E144401		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Chad Kalmakoff				Date	2025-05-26
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	BAYTEX ENERGY CORP.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E144401
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name	Departments, Agency, etc… within Payee that Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes
Canada	GOVERNMENT OF CANADA				120,000					120,000	RECEIVER GENERAL OF CANADA, FARM CREDIT CANADA
Canada -Alberta	PROVINCE OF ALBERTA	149,920,000	5,820,000	34,270,000	190,010,000	Royalties paid in-kind total
$8.8MM and are valued at the
fair market value of the volumes
taken in-kind at the time of the
											transaction. GOVERNMENT OF ALBERTA, MINISTER OF FINANCE, PROVINCIAL TREASURER OF ALBERTA, ALBERTA ENERGY REGULATOR, ALBERTA PETROLEUM MARKETING COMMISSION
Canada -Saskatchewan	PROVINCE OF SASKATCHEWAN			32,950,000	2,220,000		2,030,000			37,200,000	MINISTER OF FINANCE, SASKATCHEWAN MINISTRY OF THE ECONOMY, SASKATCHEWAN INDUSTRY AND RESOURCES, MINISTRY OF AGRICULTURE - LANDS BRANCH, MINISTRY OF ENVIRONMENT, WATER SECURITY AGENCY
Canada	BRAZEAU COUNTY		260,000							260,000
Canada	CLEARWATER COUNTY		220,000							220,000
Canada	COUNTY OF VERMILION RIVER NO. 24		370,000							370,000
Canada	COUNTY OF WETASKIWIN NO. 10		350,000		70,000					420,000
Canada	MUNICIPAL DISTRICT OF BONNYVILLE NO. 87		510,000							510,000
Canada	MUNICIPAL DISTRICT OF SMOKY RIVER NO.130		470,000							470,000
Canada	NORTHERN SUNRISE COUNTY		5,360,000							5,360,000

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	BAYTEX ENERGY CORP.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E144401
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name	Departments, Agency, etc… within Payee that Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes
Canada	PONOKA COUNTY		120,000							120,000
Canada	RURAL MUNICIPALITY OF ANTELOPE PARK NO. 322		160,000							160,000
Canada	RURAL MUNICIPALITY OF BRITANNIA NO. 502		730,000		70,000					800,000
Canada	RURAL MUNICIPALITY OF CHESTERFIELD NO. 261		320,000							320,000
Canada	RURAL MUNICIPALITY OF ELDON NO. 471		590,000							590,000
Canada	RURAL MUNICIPALITY OF FRENCHMAN BUTTE NO. 501		260,000							260,000
Canada	RURAL MUNICIPALITY OF HILLSDALE NO. 440		1,920,000		100,000					2,020,000
Canada	RURAL MUNICIPALITY OF KINDERSLEY NO.290		1,630,000		560,000				150,000	2,340,000
Canada	RURAL MUNICIPALITY OF MONET NO. 257				140,000					140,000
Canada	RURAL MUNICIPALITY OF MOUNTAIN VIEW NO. 318		90,000		80,000					170,000
Canada	RURAL MUNICIPALITY OF OAKDALE NO. 320		1,930,000		60,000					1,990,000
Canada	RURAL MUNICIPALITY OF PLEASANT VALLEY NO. 288		70,000							70,000
Canada	RURAL MUNICIPALITY OF PRAIRIEDALE NO. 321		740,000							740,000
Canada	RURAL MUNICIPALITY OF PROGRESS NO. 351		730,000							730,000
Canada	RURAL MUNICIPALITY OF WILTON NO. 472		270,000							270,000
Canada	RURAL MUNICIPALITY OF WINSLOW NO.319		130,000							130,000

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	BAYTEX ENERGY CORP.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E144401
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name	Departments, Agency, etc… within Payee that Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes
Canada	SPECIAL AREAS BOARD		490,000							490,000
Canada	STURGEON COUNTY		400,000							400,000
Canada	TOWN OF RIMBEY				140,000					140,000
Canada	VILLAGE OF BRETON				70,000					70,000
Canada	METIS SETTLEMENTS GENERAL COUNCIL			7,120,000						7,120,000
Canada	PEAVINE METIS SETTLEMENT ASSOCIATION		230,000	16,680,000	660,000		260,000			17,830,000
Canada	WOODLAND CREE FIRST NATION # 474						120,000			120,000
United States of America	STATE OF TEXAS		4,270,000	101,760,000					360,000	106,390,000	Payments made in U.S. dollars have been converted to Canadian dollars using the December 31st, 2024 exchange rate of 1.44045.
United States of America	BRAZOS COUNTY		160,000							160,000	Payments made in U.S. dollars have been converted to Canadian dollars using the December 31st, 2024 exchange rate of 1.44045.
United States of America	COTULLA INDEPENDENT SCHOOL DISTRICT		1,770,000							1,770,000	Payments made in U.S. dollars have been converted to Canadian dollars using the December 31st, 2024 exchange rate of 1.44045.
United States of America	DEWITT COUNTY		220,000							220,000	Payments made in U.S. dollars have been converted to Canadian dollars using the December 31st, 2024 exchange rate of 1.44045.
United States of America	DIMMIT COUNTY		550,000							550,000	Payments made in U.S. dollars have been converted to Canadian dollars using the December 31st, 2024 exchange rate of 1.44045.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	BAYTEX ENERGY CORP.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E144401
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name	Departments, Agency, etc… within Payee that Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes
United States of America	FAYETTE COUNTY		820,000							820,000	Payments made in U.S. dollars have been converted to Canadian dollars using the December 31st, 2024 exchange rate of 1.44045.
United States of America	GONZALES COUNTY		6,580,000							6,580,000	Payments made in U.S. dollars have been converted to Canadian dollars using the December 31st, 2024 exchange rate of 1.44045.
United States of America	HARRIS COUNTY		90,000							90,000	Payments made in U.S. dollars have been converted to Canadian dollars using the December 31st, 2024 exchange rate of 1.44045.
United States of America	KARNES CITY INDEPENDENT SCHOOL DISTRICT		210,000							210,000	Payments made in U.S. dollars have been converted to Canadian dollars using the December 31st, 2024 exchange rate of 1.44045.
United States of America	KARNES COUNTY		4,740,000							4,740,000	Payments made in U.S. dollars have been converted to Canadian dollars using the December 31st, 2024 exchange rate of 1.44045.
United States of America	LA SALLE COUNTY		900,000							900,000	Payments made in U.S. dollars have been converted to Canadian dollars using the December 31st, 2024 exchange rate of 1.44045.
United States of America	LAVACA COUNTY		11,010,000							11,010,000	Payments made in U.S. dollars have been converted to Canadian dollars using the December 31st, 2024 exchange rate of 1.44045.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	BAYTEX ENERGY CORP.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E144401
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name	Departments, Agency, etc… within Payee that Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes
United States of America	TEXAS RAILROAD COMMISSION								180,000	180,000	Payments made in U.S. dollars have been converted to Canadian dollars using the December 31st, 2024 exchange rate of 1.44045.
Additional Notes:	All reported payments have been rounded to the nearest CDN $10,000.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	BAYTEX ENERGY CORP.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E144401
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes
Canada	CONVENTIONAL	970,000	2,790,000	1,060,000					4,820,000
Canada	DUVERNAY	470,000	5,350,000	550,000		30,890,000			37,260,000
Canada	LLOYDMINSTER	5,690,000	34,050,000	3,020,000		2,790,000			45,550,000
Canada	PEACE RIVER	6,030,000	152,590,000	3,290,000		3,000,000			164,910,000
Canada	VIKING	5,200,000	11,890,000	2,190,000				150,000	19,430,000
United States of America	USA	31,310,000	101,760,000					540,000	133,610,000	Payments made in U.S. dollars have been converted to Canadian dollars using the December 31st, 2024 exchange rate of 1.44045.
Additional Notes:	All reported payments have been rounded to the nearest CDN $10,000.

INTRODUCTION
Baytex Energy Corp. and its subsidiaries (collectively the “Company” or “Baytex”) has prepared the following report (the “Report”) of payments made to government entities for the year ended December 31, 2024, as required by the Extractive Sector Transparency Measures Act, S.C. 2014, c.39, s.376 (“ESTMA” or “the Act”).
BASIS OF PREPARATION
The Report is presented in Canadian Dollars and has been prepared in accordance with the requirements of the Act and the Natural Resources Canada Technical Reporting Specifications. The purpose of the Technical Reporting Specifications is to provide the form and manner specifications for the reporting process. The following is a summary of judgements and definitions that Baytex has made in preparation of the Report.
Payee
A payee is:
a)Any government in Canada or in a foreign state;
b)A body that is established by two or more governments;
c)Any trust, board, commission, corporation or body or other authority that is established to exercise or perform, or that exercises or performs, a power, duty or function of a government for a government referred to in a) above or a body referred to in b) above.
Payees include governments at any level, including national, regional, state/provincial, local/municipal levels, as well as Indigenous governments. Payees include Crown corporations and other state-owned enterprises that are exercising or performing a power, duty or function of government.
Where practical, the name of the department, agency or other body of the payee that received the payment is disclosed.
Activities within the scope of the Act
Payments made by Baytex to payees arising from the commercial development of oil, gas and minerals (“commercial development”) are disclosed in this Report. This Report includes payments related to initial processing activities that are integrated with the Company’s extraction operations and comprise commercial development. Payments that are not related to commercial development, as defined by ESTMA and the Technical Reporting Specifications, are excluded from this Report.
Project
Payments are reported at a project level except for payments that are not attributable to a specific project and are reported at the entity level. Corporate income taxes, which are not typically levied at a project level, are an example of this.
A “project” is defined as the operational activities that are governed by a single contract, license, lease, concession or similar legal agreement and form the basis for payment liabilities with a government. However, if multiple such agreements are substantially interconnected, the agreements are grouped into a single “project” for reporting purposes, as permitted under the Act and the Technical Reporting Specifications.

Cash and in-kind payments
Payments are reported on a cash basis, meaning that they are reported in the period in which they are paid. In-kind payments are converted to an equivalent cash value based on the most appropriate and relevant valuation method for each payment, which can be at cost or market value or such value as stated in the contract.
Payments made in a foreign currency are translated into Canadian dollars at the year-end exchange rate, as allowed in the Technical Reporting Specifications.
Payments to the same payee that meet or exceed CAD$100,000 in one category of payment are disclosed and are rounded to the nearest CAD$10,000.
Refunds, rebates and credits
Amounts paid to payees have been reported at the amounts paid by Baytex, including instances where an applicable credit or rebate reduces the amount payable, to reflect the net cash payment to the payee. Cash refunds or rebates received from payees have not been reported where they have not been applied as a credit to amounts owing.
Operatorship
Baytex often conducts joint venture operations with other entities for commercial development. Typically one entity, the operator, makes payments on behalf of all parties and is reimbursed by the non-operating venture partners. Where Baytex makes a reportable payment, the full amount paid is disclosed, regardless of whether Baytex is the operator or could subsequently be reimbursed by its non-operating venture partners.
Payments made by other entities with which Baytex has joint control or arrangement are excluded from this Report, with the exception of certain payments made for our non-operated properties where the operator is not subject to the Act. As such, we have reported the net payments the operator made on our behalf using the best information available.
PAYMENT CATEGORIES
The information is reported under the following payment categories.
Taxes
This payment category includes taxes levied on income, profit and production. Taxes reported include corporate income tax, property taxes and certain provincial resource surcharges that relate to commercial development. Consumption taxes, personal income taxes, sales taxes and taxes withheld by others on behalf of the Company, as well as tax refunds received are excluded.
Royalties
These are payments for the rights to extract oil and natural gas resources and include in-kind royalties.
Fees
Fees include payments for rental fees, entry fees, regulatory charges and other considerations for licenses, permits and/or concessions required in order to gain access to an area where extractive activities are performed. Amounts paid in ordinary course commercial transactions in exchange for services or goods provided by a payee are excluded.
Production entitlements
These payments relate to the payee’s share of oil, gas or mineral production under production sharing agreements or similar contractual or legislated arrangements. There were no reportable production entitlement payments for the year ended December 31, 2024.

Bonuses
Signing, discovery, production and any other type of bonus paid to a payee are reported under this category.

Dividends
These are dividend payments other than dividends paid to a payee as an ordinary shareholder of an entity unless paid in lieu of production entitlements or royalties. There were no reportable dividend payments for the year ending December 31, 2024.
Infrastructure improvement payments
These payments relate to the construction of infrastructure that is unrelated to the Company’s commercial development activities.